SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

Kellogg Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

KELLOGG COMPANY, BATTLE CREEK, MICHIGAN 49016-3599

Dear Share Owner:

It is my pleasure to invite you to attend the 2003 Annual Meeting of Share Owners of Kellogg Company. The meeting will be held at 1:00 p.m. on Friday, April 25, 2003, at the W. K. Kellogg Auditorium, 60 West Van Buren Street, Battle Creek, Michigan.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors. Attendance at the Annual Meeting will be limited to Share Owners only. If you plan to attend the meeting, please detach the Admission Ticket attached to your proxy card and bring it to the meeting.

If you are a Share Owner whose shares are not registered in your own name or you will be receiving your materials electronically and you plan to attend, please request an Admission Ticket by writing to: Kellogg Company Share Owner Services, One Kellogg Square, Battle Creek, MI 49016-3599. Evidence of your stock ownership, which you may obtain from your bank, stockbroker, etc., must accompany your letter. Share Owners without tickets will only be admitted to the meeting upon verification of stock ownership.

Share Owners needing special assistance at the meeting are requested to contact Share Owner Services at the address listed above.

Your vote is important. Whether you plan to attend the meeting or not, I urge you to vote your shares as soon as possible. Please either sign and return the accompanying card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. This will ensure representation of your shares if you are unable to attend. Instructions on how to vote your shares by telephone or via the Internet are on the proxy card.

Sincerely,

Carlos M. Gutierrez
Chairman of the Board,
President and Chief Executive Officer

March 14, 2003

KELLOGG COMPANY
One Kellogg Square
Battle Creek, Michigan 49016-3599

NOTICE OF ANNUAL MEETING OF SHARE OWNERS

TO BE HELD APRIL 25, 2003

TO THE SHARE OWNERS:

      The Annual Meeting of Share Owners of Kellogg Company, a Delaware corporation, will be held at 1:00 p.m. on Friday, April 25, 2003, at the W. K. Kellogg Auditorium, 60 West Van Buren Street, Battle Creek, Michigan, for the following purposes:

1.	To elect four directors for a three-year term to expire at the 2006 Annual Meeting of Share Owners;

2.	To approve the Kellogg Company 2003 Long-Term Incentive Plan; and

3.	To take action upon any other matters that may properly come before the meeting, or any adjournments thereof.

      Only Share Owners of record at the close of business on March 3, 2003, will receive notice of and be entitled to vote at the meeting or any adjournments thereof.

By Order of the Board of Directors,

Janet Langford Kelly

Executive Vice President — Corporate Development and Administration,
General Counsel and Secretary

March 14, 2003

ELECTRONIC VOTING:

You may now vote your shares by telephone or over the Internet.

Voting electronically is quick, easy, and saves the Company money.

Just follow the instructions on your proxy card.

ELECTRONIC DELIVERY:

Reduce paper mailed to your home and help lower the Company’s printing and postage costs!

The Company is pleased to offer the convenience of viewing Proxy Statements, Annual Reports to Share Owners, and related materials on-line. With your consent, we will stop sending paper copies of these documents until you notify us otherwise.

To participate, follow the easy directions below.

You will receive notification when the materials are available for review.

ACT NOW. . . . IT’S FAST AND EASY

Just follow these 4 easy steps:

1.	Log onto the internet at www.icsdelivery.com/kelloggs.

2.	Enter your Social Security or Tax I.D. Number (as printed on your check or statement)

3.	Enter your e-mail address

4.	Enter a PIN number of your choice which will be used for electronic voting.

PROXY STATEMENT
SECURITY OWNERSHIP
ELECTION OF DIRECTORS
ABOUT THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PROPOSAL TO APPROVE ADOPTION OF THE KELLOGG COMPANY 2003 LONG-TERM INCENTIVE PLAN
AUDIT COMMITTEE CHARTER
KELLOGG COMPANY 2003 LONG-TERM INCENTIVE PLAN

KELLOGG COMPANY

ONE KELLOGG SQUARE

BATTLE CREEK, MICHIGAN 49016-3599
PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHARE OWNERS

TO BE HELD ON FRIDAY, APRIL 25, 2003

Solicitation of Proxy

      This Proxy Statement and the accompanying Proxy are furnished to Share Owners of Kellogg Company in connection with the solicitation of proxies for use at the Annual Meeting of Share Owners of the Company to be held in Battle Creek, Michigan, on Friday, April 25, 2003, or any adjournments thereof. The enclosed Proxy is solicited by the Board of Directors of the Company.

Mailing Date

      The Annual Report of the Company for 2002 including financial statements, the Notice of Annual Meeting, this Proxy Statement, and the Proxy were first mailed to Share Owners on or about March 14, 2003.

Who Can Vote — Record Date

      The record date for determining Share Owners entitled to vote at the Annual Meeting is March 3, 2003. Each of the approximately 410,832,118 shares of common stock of the Company issued and outstanding on that date is entitled to one vote at the Annual Meeting.

How to Vote — Proxy Instructions

      You may vote your shares either (1) over the telephone by calling a toll-free number, (2) by using the Internet, or (3) by mailing in your proxy card. Share Owners who hold their shares in “street name” must vote their shares in the manner prescribed by their brokers.

      The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you would like to vote by telephone or by using the Internet, please refer to the specific instructions on the proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m. Eastern Daylight Time on Thursday, April 24, 2003. If you wish to vote using the proxy card, complete, sign, and date your proxy card and return it to us before the meeting.

      Whether you choose to vote by telephone, over the Internet, or by mail, you may specify whether your shares should be voted for all, some, or none of the nominees for director (Proposal 1 on the proxy card) and whether you approve, disapprove, or abstain from voting on the Kellogg Company 2003 Long-Term Incentive Plan (Proposal 2 on the proxy card).

      If you do not specify on your proxy card, or when giving your proxy by telephone or over the Internet, how you want to vote your shares, we will vote them “For” the election of all nominees for director as set forth under “Election of Directors” (Proposal 1) below, “For” Proposal 2, and otherwise at the discretion of the persons named in the proxy card.

      When a properly executed proxy is received, the shares represented thereby, including shares held under the Company’s Dividend Reinvestment Plan, will be voted by the persons named as the proxy according to each Share Owner’s directions. Proxies will also be considered to be voting instructions to the applicable Trustee with respect to shares held in accounts under the Company’s Savings and Investment Plans.

Revocation of Proxies

      You may revoke your proxy at any time before it is exercised in any of three ways:

(1)	by submitting written notice of revocation to the Company’s Secretary;

(2)	by submitting another proxy by telephone, via the Internet, or by mail that is later dated and, if by mail, that is properly signed; or

(3)	by voting in person at the meeting.

Quorum

      A quorum of Share Owners is necessary to hold a valid meeting. A quorum will exist if the holders of a majority of the votes entitled to be cast by the Share Owners at the Annual Meeting are present, in person or by proxy. Broker “non-votes” and abstentions are counted as present at the Annual Meeting for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current New York Stock Exchange rules, nominees would have discretionary voting power for the election of directors (Proposal 1) but not for approval of the Kellogg Company 2003 Long-Term Incentive Plan (Proposal 2).

Required Vote

      The nominees for director receiving a plurality of the votes cast at the Annual Meeting will be elected directors. “Plurality” means that the nominees who receive the largest number of votes cast are elected as directors. For that reason, any shares not voted for the election of nominees will not affect the outcome of the election of directors. Similarly, any shares voted against the election of nominees will result in those nominees receiving fewer votes, but will otherwise not affect the outcome of the election of directors. If any nominee is unable or declines to serve, proxies will be voted for the balance of those named and for such person as shall be designated by the Board to replace any such nominee. However, the Board does not anticipate this will occur.

      The affirmative vote of the holders of a majority of the shares present and entitled to vote at the Annual Meeting is necessary to approve the Kellogg Company 2003 Long-Term Incentive Plan (Proposal 2). Shares present but not voted because of abstention will have the effect of a “no” vote on Proposal 2. Shares subject to a broker “non-vote” will not be considered as present with respect to Proposal 2 and will not affect the outcome on that proposal.

Other Business

      The Company does not intend to bring any business before the meeting other than that set forth in the Notice of Annual Meeting and described in this Proxy Statement. However, if any other business should properly come before the meeting, the persons named in the enclosed proxy card intend to vote in accordance with their best judgment on such business and on any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted in the proxy.

Costs

      The Company pays for the preparation and mailing of the Notice of Annual Meeting and Proxy Statement. We have also made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy-soliciting materials to the beneficial owners of the common stock of the Company at our expense.

SECURITY OWNERSHIP

Five-Percent Holders

      The following table shows each person who, based upon their most recent filings with the Securities and Exchange Commission, beneficially owns more than five percent (5%) of the Company’s common stock.

		Percent of Class on
Beneficial Owner	Shares Beneficially Owned	December 27, 2002

W. K. Kellogg Foundation Trust(1) c/o The Bank of New York Company, Inc. One Wall Street New York, NY 10286	127,375,245 shares(2)	31.2%
George Gund III 39 Mesa Street San Francisco, CA 94129	36,618,748 shares(3)	9.0%
KeyCorp 127 Public Square Cleveland, OH 44114-1306	33,778,204 shares(4)	8.27%

(1)	The trustees of the W. K. Kellogg Foundation Trust (the “Trust”) are Carlos M. Gutierrez, William C. Richardson, Jonathan T. Walton, and The Bank of New York. The W. K. Kellogg Foundation, a Michigan charitable corporation (the “Foundation”), is the sole beneficiary of the Trust. Under the agreement governing the Trust (the “Agreement”), at least one trustee of the Trust must be a member of the Foundation’s Board and one trustee of the Trust must be a member of the Company’s Board. The Agreement provides if a majority of the trustees of the Trust (which majority must include the corporate trustee) cannot agree on how to vote the stock of the Company, the Foundation has the power to direct the voting of such stock. With certain limitations, the Agreement also provides that the Foundation has the power to approve successor trustees, and to remove any trustee, of the Trust.

(2)	The Bank of New York is a trustee of the Trust and shares voting and investment power with respect to shares owned by the Trust with the other three trustees. The Bank of New York and its subsidiaries hold shares for various persons in various fiduciary capacities. The Bank of New York has sole voting power for 230,259 shares, shared voting power for 127,144,986 shares (including those shares beneficially owned by the Trust), sole investment power for 141,414 shares, and shared investment power for 126,256,033 shares (including those shares beneficially owned by the Trust).

(3)	George Gund III has sole voting power for 224,000 shares, shared voting power for 36,394,748 shares, and shared investment power for 6,325,492 shares. Of the shares over which Mr. Gund has shared voting and investment power, 2,963,800 shares are held by a nonprofit foundation of which Mr. Gund is one of eight trustees and one of twelve members. Mr. Gund disclaims beneficial ownership as to all 2,963,800 of these shares. Gordon Gund, a director of the Company, is a brother of George Gund III and may be deemed to share voting or investment power over the shares shown as beneficially owned by George Gund III, as to which shares Gordon Gund disclaims beneficial ownership.

(4)	KeyCorp, as trustee for certain Gund family trusts included under (3) above, as well as other trusts, has sole voting power for 3,426,428 shares, shared voting power for 43,070 shares (including certain of the shares beneficially owned by George Gund III), sole investment power for 33,128,847 shares, and shared investment power for 538,217 shares.

Officer and Director Stock Ownership

      The following table shows the number of shares of common stock of the Company beneficially owned as of February 1, 2003, by each director and nominee for director, each executive officer included in the Summary Compensation Table, and all directors, nominees, and executive officers as a group.

	Common Stock

Name	Shares Beneficially Owned(1)	Units(2)

Benjamin S. Carson, Sr.(3)(9)	23,702	0
John T. Dillon(3)(9)	20,918	0
Claudio X. Gonzalez(3)(9)	31,338	11,492
Gordon Gund(3)(5)(9)	44,779	35,649
Carlos M. Gutierrez(4)(6)(9)	1,549,834	0
Alan F. Harris(7)(9)	523,238	0
James M. Jenness(3)(9)	118,919	4,349
Dorothy A. Johnson(3)(9)	31,559	7,489
L. Daniel Jorndt(3)(9)	12,911	1,222
Janet L. Kelly(9)	418,853	0
Ann McLaughlin Korologos(3)(9)	31,591	9,945
A. D. David Mackay(9)	341,346	0
William D. Perez(3)(9)	20,401	0
King T. Pouw(9)	249,738	0
William C. Richardson(3)(4)(9)	24,274	10,186
John L. Zabriskie(3)(9)	29,573	8,065
All directors, nominees, and executive officers as a group(8)(9)	3,839,955	88,397

(1)	Includes the following number of shares which the named persons have the right to acquire through exercise of an option or otherwise by April 1, 2003: Dr. Carson, 15,000 shares; Mr. Dillon, 13,750 shares; Mr. Gonzalez, 15,000 shares; Mr. Gund, 15,000 shares; Mr. Gutierrez, 1,365,847 shares; Mr. Harris, 477,310 shares; Mr. Jenness, 113,750 shares; Ms. Johnson, 15,000 shares; Mr. Jorndt, 850 shares; Ms. Kelly, 364,172 shares; Ms. McLaughlin Korologos, 15,000 shares; Mr. Mackay, 313,729 shares; Mr. Perez, 15,000 shares; Mr. Pouw, 228,029 shares; Dr. Richardson, 15,000 shares; Dr. Zabriskie, 15,000 shares; and all directors, nominees, and executive officers as a group, 3,298,648 shares.

(2)	Represents the number of common stock units held under the Deferred Compensation Plan for Non-Employee Directors as of February 1, 2003. The units have no voting rights.

(3)	Includes the following number of shares held in the Company’s Grantor Trust for Non-Employee Directors which are subject to restrictions on investment: Dr. Carson, 7,402 shares; Mr. Dillon, 5,168 shares; Mr. Gonzalez, 13,477 shares; Mr. Gund, 13,379 shares; Mr. Jenness, 5,169 shares; Ms. Johnson, 6,532 shares; Mr. Jorndt, 2,061 shares; Ms. McLaughlin Korologos, 13,071 shares; Mr. Perez, 5,401 shares; Dr. Richardson, 8,874 shares; Dr. Zabriskie, 10,573 shares; and all directors as a group, 91,106 shares.

(4)	Does not include shares owned by the W. K. Kellogg Foundation Trust as to which Mr. Gutierrez and Dr. Richardson, as trustees of the Trust, share voting and investment power or shares as to which the Trust or the Foundation have current beneficial interests.

(5)	Includes 10,000 shares owned by Mr. Gund’s wife. Gordon Gund disclaims beneficial ownership of the shares beneficially owned by George Gund III.

(6)	Includes 7,222 shares held for the benefit of Mr. Gutierrez’s children, over which he disclaims beneficial ownership, and 58,669 shares owned by Mr. Gutierrez’s wife.

(7)	Includes 5,825 shares owned by Mr. Harris’ wife.

(8)	Includes 92,445 shares owned by spouses; 9,031 shares owned by, or held for the benefit of, children, over which the applicable director, nominee, or executive officer disclaims beneficial ownership; 28,392 shares held in the

Company’s Savings and Investment Plans, which contain some restrictions on investment; and 56,517 restricted shares, which contain some restrictions on investment.

(9)	Represents less than one percent of the Company’s issued and outstanding common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and greater-than-10% Share Owners to file reports with the Securities and Exchange Commission (“SEC”). SEC regulations require the Company to identify anyone who filed a required report late during the most recent fiscal year. Based on our review of these reports and written certifications provided to the Company, we believe that all of these reporting persons timely complied with their filing requirements, except that Dr. Carson, a director, failed to timely file three reports in 1999 for three purchases totaling 1,300 shares and Dr. Zabriskie, a director, failed to timely file one report in 2001 for a purchase of 2,000 shares.

Report of the Audit Committee

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Committee is composed of five independent (as defined by Section 303.01(B)(2)(a)(3) of the New York Stock Exchange Listing Standards) directors, met six times in 2002, and operates under an amended written charter approved by the Board of Directors in 2003, which is attached as Appendix A. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. As provided in the Charter, the Committee’s oversight responsibilities include monitoring the integrity of the Company’s financial statements (including reviewing financial information, the systems of internal controls, the audit process and the independence and performance of the Company’s internal and external auditors) and the Company’s compliance with legal and regulatory requirements. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements to be included in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls.

      The Committee reviewed with the independent auditors, PricewaterhouseCoopers LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications With Audit Committees, No. 89, “Audit Adjustments” and No. 90 “Audit Committee Communications.”

      The Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including matters in the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1, Independence Discussions With Audit Committees. The Committee also has considered whether the provision by the auditors of non-audit professional services (including professional services for financial information systems design and implementation and other services, the fees for which during 2002 are listed on the following page) is compatible with maintaining the auditors’ independence. In this regard, the Committee considered PricewaterhouseCoopers LLP’s completion of the sale of their consulting unit.

      The Committee also discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee also periodically meets with the General Counsel and Corporate Controller.

      In reliance on the reviews and the discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 28, 2002, for filing with the SEC. The Committee also reappointed the Company’s independent auditors for the Company’s 2003 fiscal year.

AUDIT COMMITTEE

Ann McLaughlin Korologos, Chairman
John T. Dillon
Dorothy A. Johnson
L. Daniel Jorndt
William D. Perez
John L. Zabriskie

Audit Fees

      The aggregate amount of fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s consolidated financial statements for 2002 and for reviews of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q during 2002 was $2.1 million.

Financial Information Systems Design and Implementation Fees

      The aggregate amount of fees billed to the Company by PricewaterhouseCoopers LLP for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of SEC Regulation S-X which were rendered to the Company for 2002 was approximately $6.1 million.

All Other Fees

      The aggregate amount of all other fees billed to the Company by PricewaterhouseCoopers LLP for services which were rendered to the Company for 2002 was approximately $4.1 million. These other fees include tax consulting and compliance ($3.7 million), accounting and audit advisory services, including benefit plan audits ($.3 million), services provided in connection with acquisition procedures ($.07 million) and review of financial accounting systems ($.02 million).

Proposal 1.

ELECTION OF DIRECTORS

      The Amended Restated Certificate of Incorporation and the Bylaws of the Company provide that the Board of Directors shall be comprised of not less than seven nor more than fifteen directors divided into three classes as nearly equal in number as possible and that each director shall be elected for a term of three years with the term of one class expiring each year.

      Four directors are to be elected at the Annual Meeting to serve for a term ending at the 2006 Annual Meeting of Share Owners, and the proxies cannot be voted for a greater number of persons than the number of nominees named. There are currently twelve members of the Board.

      The Board of Directors recommends that the Share Owners vote “FOR” the following nominees: John T. Dillon, James M. Jenness, L. Daniel Jorndt and William D. Perez. Each nominee was proposed by the Nominating and Governance Committee for consideration by the Board and presentment to the Share Owners.

Nominees for Election for a three-year term expiring at the 2006 Annual Meeting

JOHN T. DILLON. Mr. Dillon, age 64, has served as a director of the Company since 2000. He has been Chairman of the Board and Chief Executive Officer of International Paper Company since 1996. He is also a director of Caterpillar Inc. and is Chairman of the Business Roundtable.

JAMES M. JENNESS. Mr. Jenness, age 56, has served as a director of the Company since 2000. He is Chief Executive Officer of Integrated Merchandising Systems, LLC, a leader in outsource management of retail promotion and branded merchandising. Before joining Integrated Merchandising Systems in 1997, Mr. Jenness served as Vice Chairman and Chief Operating Officer of the Leo Burnett Company from 1996 to 1997 and, before that, as Global

Vice Chairman North America and Latin America from 1993 to 1996. Mr. Jenness is also a director of International Multifoods Corporation.

L. DANIEL JORNDT. Mr. Jorndt, age 61, was appointed a director of the Company in 2002. Mr. Jorndt retired in January 2003 as a director of Walgreen Co., the drugstore chain, and from his position as Chairman of the Board of Walgreen Co. He had been Chairman of the Board since 1999, and previously was Chief Executive Officer of Walgreen Co. from 1998 to 2002 and Chief Operating Officer and President of Walgreen Co. from 1990 to 1999.

WILLIAM D. PEREZ. Mr. Perez, age 55, has served as a director of the Company since 2000. He is President and Chief Executive Officer of S. C. Johnson & Son, Inc., a position he has held since 1997. Mr. Perez joined S. C. Johnson & Son, Inc. in 1970 and has held a number of senior positions. Mr. Perez is also a director of The May Department Stores Company.

Continuing Directors to serve until the 2004 Annual Meeting

BENJAMIN S. CARSON, SR. Dr. Carson, age 51, has served as a director of the Company since 1997. He is Professor and Director of Pediatric Neurosurgery, The Johns Hopkins Medical Institutions, a position he has held since 1984. Dr. Carson is also a director of Costco Wholesale Corporation.

GORDON GUND. Mr. Gund, age 63, has served as a director of the Company since 1986. He is Chairman and Chief Executive Officer of Gund Investment Corporation, which manages diversified investment activities. Mr. Gund is the principal owner of the Cleveland Cavaliers NBA team. He is also a director of Corning Incorporated.

DOROTHY A. JOHNSON. Ms. Johnson, age 62, has served as a director of the Company since 1998. Ms. Johnson is President of Ahlburg Company, a philanthropic consulting agency, a position she has held since February 2000. In January 2000, she retired as President and Chief Executive Officer of the Council of Michigan Foundations, a position she had held since 1975. She has been a member of the Board of Trustees of the W. K. Kellogg Foundation since 1980.

ANN MCLAUGHLIN KOROLOGOS. Ms. McLaughlin Korologos, age 61, has served as a director of the Company since 1989. She is currently Senior Advisor to Benedetto, Gartland & Company, Inc.; Chairman Emeritus of The Aspen Institute, a nonprofit organization; Vice Chairman, RAND Board of Trustees; and former U.S. Secretary of Labor. She is also a director of Microsoft Corporation; AMR Corporation (and its subsidiary, American Airlines); Host Marriott Corporation; Fannie Mae; Harman International Industries, Inc.; and Vulcan Materials Company.

Continuing Directors to serve until the 2005 Annual Meeting

CLAUDIO X. GONZALEZ. Mr. Gonzalez, age 68, has served as a director of the Company since 1990. In 1973, he was named Chairman of the Board and Chief Executive Officer of Kimberly-Clark de Mexico, S.A. de C.V., a producer of consumer disposable tissue products and writing and other papers. He is also a director of Kimberly-Clark Corporation; General Electric Company; The Home Depot; Investment Co. of America; Grupo ALFA; Grupo Mexico; Grupo Carso; Grupo Televisa; America Movil; and The Mexico Fund. Mr. Gonzalez is also an advisory director of Unilever NV/ PLC and is on the J. P. Morgan Chase International Advisory Council.

CARLOS M. GUTIERREZ. Mr. Gutierrez, age 49, has served as a director of the Company since January 1999. Mr. Gutierrez is Chairman of the Board, a position he has held since April 2000, and President and Chief Executive Officer of the Company, positions he has held since April 1999. Mr. Gutierrez joined Kellogg de Mexico in 1975. He was appointed Executive Vice President and President, Kellogg Asia-Pacific in 1994, Executive Vice President-Business Development in 1996, and President and Chief Operating Officer in 1998. He is also a director of Colgate-Palmolive Company and a trustee of the W. K. Kellogg Foundation Trust.

WILLIAM C. RICHARDSON. Dr. Richardson, age 62, has served as a director of the Company since 1996. He is President and Chief Executive Officer and a member of the Board of Trustees of the W. K. Kellogg Foundation, and a trustee of the W. K. Kellogg Foundation Trust. He is also a director of CSX Corporation and The Bank of New York Company, Inc.

JOHN L. ZABRISKIE. Dr. Zabriskie, age 63, has served as a director of the Company since 1995. He is also co-founder and Director of Puretech Ventures, LLC, a firm that co-founds life science companies. In 2001, he became Chairman of the Board of Directors of MacroChem Corporation. In 1999, he retired as Chief Executive Officer of NEN Life Science Products, Inc., a position he had held since 1997. From November 1995 to January 1997, Dr. Zabriskie served as President and Chief Executive Officer of Pharmacia & Upjohn, Inc. Dr. Zabriskie is also a director of Biomira Inc.; Cubist Pharmaceuticals, Inc.; Biosource International, Inc.; Array Biopharma, Inc.; and MacroChem Corporation.

ABOUT THE BOARD OF DIRECTORS

      The Board of Directors has the following standing committees: Executive Committee, Audit Committee, Compensation Committee, Finance Committee, Nominating and Governance Committee, Consumer Marketing Committee, and Social Responsibility Committee.

      The Executive Committee is generally empowered to act on behalf of the Board between meetings of the Board, with some exceptions. The Executive Committee did not meet in 2002. The members of the Executive Committee currently are Mr. Gutierrez, Chairman, Dr. Carson, Mr. Gonzalez, Mr. Gund, Ms. McLaughlin Korologos, Dr. Richardson, and Dr. Zabriskie.

      The Audit Committee assists the Board in monitoring the integrity of the Company’s financial statements, the independence of the Company’s independent auditors, the performance of the Company’s internal audit function and independent auditors, and the compliance by the Company with legal and regulatory requirements. The Audit Committee also generally pre-approves all audit and permitted non-audit engagements and services by the independent auditors and their affiliates and discusses and/or reviews specified matters with, and receives specified information or assurances from, Company management and the independent auditors. It also has the sole authority to appoint or replace the independent auditors, which directly report into the Audit Committee, and is directly responsible for the compensation and oversight of the independent auditors. It met six times in 2002. The members of the Audit Committee, who shall meet the independence requirements of the New York Stock Exchange, currently are Ms. McLaughlin Korologos, Chairman, Mr. Dillon, Ms. Johnson, Mr. Jorndt, Mr. Perez, and Dr. Zabriskie.

      The Compensation Committee reviews and makes recommendations for compensating senior management personnel; determines, subject to Board approval, the corporate goals and objectives and compensation levels of the Chief Executive Officer; and provides advice and recommendations to the Board on these subjects. It met three times in 2002. The members of the Compensation Committee, who shall meet the independence requirements of the New York Stock Exchange, currently are Mr. Gonzalez, Chairman, Mr. Gund, Ms. McLaughlin Korologos, Dr. Richardson, and Dr. Zabriskie.

      The Finance Committee reviews and makes recommendations to the Board regarding the financial and capital structure of the Company, borrowing commitments, and other significant financial matters. It met three times in 2002. The members of the Finance Committee are Dr. Zabriskie, Chairman, Mr. Dillon, Mr. Gonzalez, Mr. Gund, Mr. Jenness, Ms. Johnson, and Dr. Richardson.

      The Nominating and Governance Committee (a) assists the Board in identifying and reviewing the qualifications of candidates for Directors and in determining the criteria for new Directors; (b) recommends nominees for Director to the Board; (c) recommends committee chairs and members and changes in corporate governance guidelines to the Board; (d) monitors the performance of Directors and conducts performance evaluations of Directors; (e) leads the Board in its annual review of Board performance; (f) provides annually an evaluation of CEO performance used by the Board in its annual review of CEO performance; (g) considers and, if appropriate, approves waivers to Codes of Conduct and Ethics for directors and senior officers, respectively, and the corporate governance guidelines; (h) makes an annual report on succession planning and (i) reviews Director compensation annually and recommends any changes to the Board. The Chairman of this Committee also presides at executive sessions of the Board. It met five times in 2002. The members of the Nominating and Governance Committee, who shall meet the independence requirements of the New York Stock Exchange, are Mr. Gund, Chairman, Dr. Carson, Mr. Gonzalez, Ms. McLaughlin Korologos, and Dr. Zabriskie. Mr. Gund, the Chairman of the Nominating and Governance Committee may be contacted at gordon.gund@kellogg.com.

      The Social Responsibility Committee investigates and reviews the manner in which the Company discharges its social responsibilities and recommends to the Board policies, programs, and practices it deems appropriate to enable the Company to carry out and discharge fully its social responsibilities. It met two times in 2002. The members of the Social Responsibility Committee are Dr. Carson, Chairman, Mr. Jenness, Ms. Johnson, and Dr. Richardson.

      The Consumer Marketing Committee reviews and makes recommendations to the Board on the Company’s marketing activities, including strategies, programs, spending and execution quality. It met two times in 2002. The members of the Consumer Marketing Committee are Mr. Jenness, Chairman, Mr. Gonzalez, Mr. Gund, Ms. Johnson, Mr. Jorndt, Ms. McLaughlin Korologos, Mr. Perez, and Dr. Richardson.

      The Board held nine meetings in 2002. All of the incumbent directors attended at least 75% of the total number of meetings of the Board and of all Board committees of which the directors were members and expected to attend during 2002.

      Under Corporate Governance Guidelines adopted by the Board:

•	a majority of the directors, and all of the members of the Audit, Compensation and Nominating and Governance Committees, are to be independent, as such term is defined by the New York Stock Exchange and the Securities Act of 1934;

•	the Board and each Board committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting the Company in advance;

•	non-management directors will meet in executive sessions at least three times annually;

•	the Board will conduct an annual self-evaluation of itself and Board committees;

•	the Board will conduct an annual review of the CEO’s performance in executive session, which will be used by the Compensation Committee as part of its evaluation of CEO performance;

•	any officer of the Company who is a director should resign from the Board when such individual ceases to be employed by the Company;

•	other directors who change their principal responsibility or occupation from that held when they were elected should volunteer to resign from the Board, although these directors should not necessarily leave the Board in every instance;

•	directors shall have free access to officers and employees of the Company;

•	all new directors shall participate in the Company’s orientation program;

•	no director may be nominated for a new term if he or she would be seventy-two or older at the time of election; and

•	no director shall serve as a director, officer or employee of a competitor.

      The Nominating and Governance Committee also is to conduct a performance evaluation of each director prior to the time he or she is re-nominated to the Board.

      The Board has also adopted stock ownership guidelines for directors, under which they generally are expected to hold at least five times their annual retainer in stock and stock equivalents, subject to a phase-in period.

Non-Employee Director Compensation and Benefits

      Each non-employee director currently receives an annual retainer fee of $55,000; $5,000 if he or she served as Chairman of a committee; $1,000 for each committee meeting attended (other than executive committee meetings held on the same day as a regular Board meeting); and reimbursement for all expenses incurred in attending such meetings. Non-employee directors receive no fees for attending Board or Board committee meetings.

      Under the Non-Employee Director Stock Plan approved by Share Owners, each eligible non-employee director annually is granted options to purchase 5,000 shares of common stock and awarded 1,700 shares of common stock. These options are for ten-year terms and generally become exercisable six months after grant. These shares are placed in the Kellogg Company Grantor Trust for Non-Employee Directors (the “Grantor Trust”). Under the terms of the Grantor Trust, shares are available to a director only upon termination of service on the Board.

      Under the Deferred Compensation Plan for Non-Employee Directors, non-employee directors may each year irrevocably elect to defer all or a portion of their cash compensation payable for the following year. The amount deferred is credited to an account in the form of units equivalent to the fair market value of the Company’s common stock. If dividends are declared by the Board, a fractional unit representing the dividend is credited to the account of each participating director. A participant’s account balance is paid in cash or shares of the Company’s common stock upon termination of service as a director, over a period from one to ten years, at the election of the director.

      The Company maintains Director and Officer Liability Insurance, individually insuring the directors and officers of the Company against losses that they become legally obligated to pay resulting from their actions while performing duties on behalf of the Company. The Company also maintains travel accident insurance for each director.

      Prior to December 1995, the Company had a Director’s Charitable Awards Program, in which each director could name up to four organizations to which the Company would contribute an aggregate of $1 million upon the death of the director. In 1995, the Board voted to discontinue this program for directors first elected after December 1995.

      In addition to the standard benefits described above, James M. Jenness, a director, was granted a non-qualified stock option to purchase what is now 100,000 shares of the Company’s common stock at $27 per share, the fair market price of the stock on July 27, 2000. This option contains the AOF provisions described in footnote (3) of the Summary Compensation Table on the next page.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table provides information for the last three years concerning the compensation of the Company’s Chief Executive Officer and its four other most highly compensated executive officers.

					Long-Term Compensation
		Annual Compensation
					Restricted	Securities	Long-Term
				Other Annual	Stock	Underlying	Incentive	All Other
		Salary	Bonus	Compensation	Awards	Options	Plan Payouts	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	(#)(3)	($)	($)(4)

Carlos M. Gutierrez	2002	$936,538	$1,776,500	$-0-	$-0-	856,163	$-0-	$88,566
Chairman, President	2001	887,500	1,277,600	-0-	382,500	789,763	-0-	10,880
and Chief	2000	806,250	127,500	-0-	-0-	250,000	-0-	11,847
Executive Officer
A. D. David Mackay	2002	579,000	900,000	-0-	-0-	173,082	-0-	47,031
Executive Vice	2001	504,000	660,000	83,442	188,980	649,400	-0-	10,880
President	2000	346,667	63,000	187,067	16,498	160,000	-0-	10,680
Alan F. Harris	2002	534,615	575,100	-0-	-0-	197,051	-0-	32,385
Executive Vice	2001	515,000	275,000	39,538	210,000	163,545	-0-	10,880
President	2000	453,300	70,000	308,956	51,091	110,000	-0-	11,553
Janet L. Kelly	2002	457,077	486,200	-0-	-0-	161,275	-0-	31,483
Executive Vice	2001	434,750	330,000	3,820	202,810	127,447	-0-	412,857
President	2000	412,000	67,600	1,919	29,588	63,000	-0-	402,845
King T. Pouw	2002	427,142	519,800	-0-	-0-	159,130	-0-	34,086
Executive Vice	2001	360,075	425,000	30,882	134,520	96,127	-0-	10,880
President	2000	260,667	44,850	126,987	21,211	36,000	-0-	10,680

(1)	Represents payments to or on behalf of Messrs. Harris, Mackay, and Pouw, primarily under the Company’s Expatriate Compensation Program in connection with their relocation and moving expenses, and to or for the benefit of Ms. Kelly, primarily in connection with her relocation and moving expenses.

(2)	Messrs. Gutierrez, Mackay, Harris, Kelly and Pouw were awarded 13,947, 6,892, 7,657, 7,395 and 4,906 shares, respectively, of restricted stock in February 2001 under the Company’s 2001 Long-Term Incentive Plan. These awards are valued at approximately $480,056, $237,223, $263,554, $253,427, and $168,865, respectively, based on the closing price of Kellogg Company common stock on December 27, 2002. In March 2000, Messrs. Mackay, Harris and Pouw and Ms. Kelly were also awarded 630, 1,951, 810 and 1,200 shares, respectively, of restricted stock under the Company’s 1991 Key Employee Long Term Incentive Plan, or an equivalent award payable in cash. These awards are valued at approximately $21,590, $67,153, $27,880 and $41,304, respectively, based on the closing price of Kellogg Company common stock on December 27, 2002.

(3)	All the options granted contained an accelerated ownership option feature (“AOF”), including the AOF options described below. Under the terms of the original option grant, an AOF option is generally received when Company stock is surrendered to pay the exercise price of a stock option and related taxes. The holder of the option receives an AOF option for the number of shares surrendered. For AOF options, the expiration date is the same as the original option, and the option price is the fair market value of the Company’s stock on the date the AOF option is granted. During 2002 and 2001, respectively, Messrs. Gutierrez, Mackay, Harris, and Pouw and Ms. Kelly received the following amounts of AOF options, included in the Summary Compensation Table, from their surrender of Kellogg Company stock to exercise an original option: Mr. Gutierrez, 306,163 and 222,128; Mr. Mackay, 22,282 and 0; Mr. Harris, 72,151 and 50,445; Ms. Kelly, 33,375 and 8,747; and Mr. Pouw, 31,230 and 21,127.

(4)	Ms. Kelly received a sign-on bonus of $800,000 under her employment agreement, $400,000 of which was paid in each of 2000 and 2001. The other amounts represent Company matching contributions on behalf of each named individual to the Kellogg Company Salaried and Supplemental Savings and Investment Plans. A limit in the Kellogg Company Supplemental Savings and Investment Plan on the contributions eligible for Company matching contributions was removed effective January 1, 2002.

Employment and Change in Control Agreements

      The named executive officers have agreements with the Company which become operative only if a “change of control” (as defined therein) of the Company occurs. The agreements provide that, during the three-year period after the change of control, the officers are entitled to receive a monthly base salary at least equal to the highest monthly salary earned during the twelve months before the agreements became operative, as well as annual bonuses at least equal to the highest annual bonus received during the three years before the agreements became operative. The agreements also provide for their continued participation in benefit plans during the three-year period, with those plans to generally be no less favorable, in the aggregate, than those in effect during the one hundred twenty day period before the agreements became operative.

      In addition, if during the three-year period, any of such executive officers terminates his or her employment for “good reason” (as defined), or if the Company terminates his or her employment for reasons other than “cause” or “disability”, he or she will generally be entitled to receive, within thirty days after termination: (a) any unpaid salary through the date of termination, as well as a pro-rata bonus for the year of termination at target or, if higher, the bonus amount described below (the “Bonus Amount”); (b) three times the sum of his or her annual base salary and the Bonus Amount; and (c) the actuarial equivalent of the benefit that he or she would have received for three years of additional participation under the Company’s retirement plans. The bonus amounts used to determine the amounts described in clauses (a) and (b) above are both equal to the highest of (1) the highest annual bonus earned for the three most recent years ended before the agreement became operative, and (2) the most recent bonus (if any) earned for a year ended after the agreement became operative. A terminated executive officer would also continue to participate in the Company’s welfare benefit plans for three years after termination, would be eligible for continued vesting of his or her equity awards during this three-year period, and would receive outplacement benefits.

      In addition, under these agreements, the Company is obligated to pay each such executive officer a “gross up” payment to make him or her whole for any federal excise taxes on “excess parachute payments” owed on such severance payments and benefits or any other payments and benefits from the Company.

      Under the Kellogg Company Severance Benefit Plan, which was adopted in 2002, regular non-union U.S. employees (with some exceptions) may be eligible to receive designated severance pay benefits, which vary by pay grades and years of service (subject to minimums and maximums), if their employment is terminated for specified reasons, so long as specified conditions are met. The named executive officers (except for the Chief Executive Officer) would generally be entitled to receive two years of base pay and target bonus under this Plan, unless an employment agreement provides for a different amount. Specified medical, dental and insurance benefits would also be provided (subject to plan provisions, including the payment of premiums) during this payment period. The amount to be provided to the Chief Executive Officer would be determined by the Board of Directors.

      Mr. Harris has an agreement with the Company providing that if his employment is terminated by the Company under certain conditions, or if he is required to relocate outside the United States, prior to July 1, 2004, he would be entitled to receive severance pay equal to the greater of two times the average of his prior two years’ base pay and actual bonus, or two times his salary and target bonus for the year in which the termination occurs, less applicable deductions. In the event a “change of control” occurs, Mr. Harris would generally receive the benefits described in the first two paragraphs of this Section in lieu of the payments described in this paragraph.

      Mr. Mackay has an agreement with the Company providing that if his employment is terminated by the Company under certain conditions prior to August 1, 2005, he would be entitled to severance pay equal to two years of salary and target bonus for the year in which the termination occurs. In the event of a “change in control,” Mr. Mackay would generally receive the benefits described in the first two paragraphs of this Section in lieu of the payments described in this paragraph.

      Ms. Kelly has an agreement with the Company providing for specified service credits under the pension plan.

Option Grants in Last Fiscal Year

      The following table provides information regarding stock options granted during 2002 to the persons named in the Summary Compensation Table.

	Individual Grants

	Number of		% of Total
	Securities		Options
	Underlying		Granted to			Grant Date
	Options		Employees in	Exercise		Present
	Granted		Fiscal	Price	Expiration	Value
Name	(#)(1)		Year (%)	($/Share)	Date	($)(3)

C. M. Gutierrez	106,579	(2)	1.2	$33.345	1/31/11	$710,900
	37,020	(2)	0.4	33.345	1/31/11	246,900
	550,000		6.0	34.635	2/22/12	3,668,500
	162,564	(2)	1.8	34.07	2/16/11	1,084,300
A. D. D. Mackay	150,800		1.6	34.635	2/22/12	1,005,800
	22,282	(2)	0.2	33.20	8/1/10	148,600
A. F. Harris	31,868	(2)	0.3	33.345	1/31/10	212,600
	124,900		1.4	34.635	2/22/12	833,100
	14,659	(2)	0.2	34.07	1/31/10	97,800
	4,504	(2)	0.0	34.07	2/16/11	30,000
	21,120	(2)	0.2	34.07	1/31/10	140,900
J. L. Kelly	10,083	(2)	0.1	30.645	1/31/10	67,300
	127,900		1.4	34.635	2/22/12	853,100
	23,292	(2)	0.3	34.07	1/31/10	155,400
K. T. Pouw	13,700	(2)	0.1	33.305	1/31/10	91,400
	127,900		1.4	34.635	2/22/12	853,100
	11,565	(2)	0.1	34.07	2/16/11	77,100
	1,609	(2)	0.0	34.07	1/31/10	10,700
	4,347	(2)	0.0	34.07	1/31/10	29,000

(1)	These stock options were granted under the Kellogg Company 2001 Long-Term Incentive Plan (the “2001 Incentive Plan”). The options have an exercise price equal to the fair market value of the common stock on the date of grant, generally expire ten years and one day after grant (if non-qualified options), and generally include (a) the right to pay the exercise price in cash or, subject to approval, with shares of stock previously acquired by the optionee; (b) the right to have shares of stock withheld by the Company to pay tax withholding obligations due in connection with the exercise; and (c) the right to receive an AOF option, which is described in footnote (3) on page 11 of this Proxy Statement. The options generally vest as follows: 50% of the options granted vest one year after the date of grant and 50% vest two years after the date of grant.

(2)	These are AOF options.

(3)	Grant date present value is determined using the Black-Scholes model. The model makes assumptions about future variables, so the actual value of the options may be greater or less than the values stated in the table. For new options, the calculations are based on a weighted average that assumes a dividend yield of 2.92%, volatility of approximately 29.71%, a risk-free rate of return of 3.58% and an average expected term of 3 years. Optionees may decide to exercise their options either earlier or later than this assumed period, resulting in different values from those shown in the table. No downward adjustments were made to the resulting grant date option value to account for potential forfeiture of these options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table provides information regarding the pretax value realized from the exercise of stock options during 2002 and the value of in-the-money options held at December 28, 2002, by the persons named in the Summary Compensation Table.

			Number of Shares Underlying		Value of Unexercised,
			Unexercised Options at		In-the-Money Options at
	Shares		Fiscal Year-End(#)		Fiscal Year-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

C. M. Gutierrez	347,969	$2,592,703	824,150	833,700	$2,013,780	$1,089,496
A. D. D. Mackay	125,053	1,207,877	163,629	725,500	823,789	4,633,159
A. F. Harris	83,735	706,118	363,383	181,450	515,883	395,568
J. L. Kelly	38,969	345,386	240,872	187,250	665,453	415,154
K. T. Pouw	35,840	283,680	129,738	165,400	251,932	262,313

(1)	Based on the $34.42 per share closing price of Kellogg Company common stock on December 27, 2002, the last business day in the Company’s fiscal year.

Long-Term Incentive Plans-Awards in Last Fiscal Year

      The following table provides information regarding performance units granted during 2002 to the persons named in the Summary Compensation Table.

			Estimated Future Payouts Under
			Non-Stock Price-Based Plans
	Number of Shares,	Performance or Other
	Units or Maximum	Period Until Maturation	Threshold	Target	Maximum
Name	Other Rights(#)(1)	or Payout($)(2)	($)(3)	($)	($)

C. M. Gutierrez	250,000	3 years	-0-	$250,000	$500,000
A. D. D. Mackay	250,000	3 years	-0-	250,000	500,000
A. F. Harris	250,000	3 years	-0-	250,000	500,000
J. L. Kelly	250,000	3 years	-0-	250,000	500,000
K. T. Pouw	250,000	3 years	-0-	250,000	500,000

(1)	Awards were made in February 2002 under the 2001 Long-Term Incentive Plan of the Company for the achievement of net sales growth targets for a three-year period ending on December 31, 2004. The award of units represents the right to receive shares of the Company’s common stock equal to the dollar award valued on the vesting date if the performance objectives are achieved.

(2)	The awards will be earned and vest in February 2005 according to the terms of the Plan and relevant documents. The 2001 Long-Term Incentive Plan contains a “change in control” provision.

(3)	No awards are earned unless the minimum threshold is attained.

Kellogg Company Retirement Plans

      Retirement benefits under the Kellogg Company Salaried Pension Plan (the “Pension Plan”), a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code (the “Code”), are payable to salaried employees who have vested upon retirement at age 65 or in reduced amounts upon earlier retirement prior to age 65 in accordance with the Pension Plan. Benefits are based upon credited years of service and average annual compensation (salary and bonus) for the three consecutive years during the last ten years of employment producing the greatest average. Benefits are reduced by a portion of the retiree’s Social Security-covered compensation and, for retirees who were participants of a previous profit sharing plan, by certain amounts accrued pursuant to that plan. The Company also maintains a Supplemental Retirement Plan and an Excess Benefit Retirement Plan that provide for payment of benefits to all participants in the Pension Plan equal to the benefits that would have been payable under the Pension Plan but for certain limitations imposed by the Code. Estimated annual benefits payable upon retirement to persons of the specified compensation and years of credited service classifications, as reduced by Social Security benefits (assuming their present levels), are as shown in the following table. Such amounts assume payments in the form of a straight life annuity and include the payment of benefits under the Company’s Supplemental Retirement Plan and Excess Benefit Retirement Plan.

      At December 28, 2002, the credited years of service under the Pension Plan for the executive officers named in the Summary Compensation Table were as follows: Mr. Gutierrez, 27 years; Mr. Mackay, 11 years; Mr. Harris, 18 years; Ms. Kelly, 8 years and Mr. Pouw, 24 years. Under Ms. Kelly’s employment agreement, her 5 years of service with a previous employer are to be used for a supplemental pension benefit based on the Pension Plan formula. The compensation covered by the Pension Plan is equal to the amounts shown in the Summary Compensation Table as Salary and Bonus.

	Years of Service

Remuneration	10	15	25	35	45

$ 300,000	$43,758	$65,636	$109,394	$153,151	$198,151
$ 500,000	$73,758	$110,636	$184,394	$258,151	$333,151
$ 750,000	$111,258	$166,886	$278,144	$389,401	$501,901
$1,000,000	$148,758	$223,136	$371,894	$520,651	$670,651
$1,500,000	$223,758	$335,636	$559,394	$783,151	$1,008,151
$2,000,000	$298,758	$448,136	$746,894	$1,045,651	$1,345,651

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is composed of non-employee, independent directors and is responsible for the establishment and oversight of executive compensation policies. The Company’s executive compensation program is significantly linked to Share Owner return. The emphasis is on pay for performance with individual, business unit, and corporate performance rewarded on a short- and long-term basis.

      The Company’s objective is to attract, retain, and motivate high-caliber executives who will deliver superior performance that enhances Share Owner value. To support this objective the Company has developed performance-based executive compensation plans with compensation opportunities targeted at the 50th percentile of the Company’s peer group of companies. Awards will vary above or below the targets of the peer group based on performance.

Compensation Principles

      To achieve the Company’s objectives, the Committee’s review of executive compensation incorporates the following compensation principles:

•	Compensation should encourage behavior that exemplifies the values that the Company believes are essential in building long-term growth in sales and profit, enhancing its worldwide leadership position, and providing increased value for Share Owners. These shared values are being passionate about our business, brands, and food; having the humility and hunger to learn; striving for simplicity; acting with integrity and respect; being accountable; and loving success.

•	Compensation should be competitive with comparable organizations and should reward performance and contribution to the Company’s objectives.

•	As employees assume greater responsibilities, a larger proportion of their total compensation will be “at-risk” incentive compensation (both short- and long-term), subject to individual, business unit, and corporate performance measures.

•	Consistent performance is expected against defined targets and measures.

•	Equity-based incentives are an effective method of aligning the interests of employees and Share Owners and encouraging employees to think and act like owners.

      The Committee believes that a compensation program guided by these basic principles should work to ensure present and future leadership performance that will result in optimal returns to the Company’s Share Owners over time.

Total Compensation

      An executive’s total compensation is composed of salary, annual bonus, long-term incentives, perquisites, and benefits. The target for total compensation for executives is the 50th percentile of a select group of seventeen companies (the “peer group”). These companies were chosen as a benchmark for establishing executive pay levels because of their superior reputation and performance and their relevance to Kellogg Company. Most of the companies that comprise the S&P Packaged Foods Index are included in this group.

Salaries

      Executive salaries are established through a survey of the peer group conducted by an independent compensation consultant. Executive salaries are targeted at the median of this group of companies.

      The Company’s Executive Compensation Deferral Plan is intended to ensure that compensation is deductible under Section 162(m) of the Internal Revenue Code. Pursuant to this plan the portion of any executive’s salary that is over $950,000 is automatically deferred. The deferred amount is credited to an account in the form of units that are equivalent to the fair market value of the Company’s common stock. The units are payable upon retirement.

Annual Bonuses

      Target bonuses are a percentage of the executive’s base salary and are targeted at the median of the peer group. The target bonus is adjusted for appropriate corporate, business unit, and individual performance factors, given the functions of the particular executive. Corporate performance was determined based on net sales, cash flow, and operating profit. In 2002, bonuses could range from 0% to 200% of the target bonus.

      The Company has a Senior Executive Annual Incentive Plan (the “Incentive Plan”) that is a performance-based plan intended to meet the deductibility requirements of IRC Section 162(m). The Compensation Committee administers the Incentive Plan. Awards are based on the achievement of pre-established performance factors, including long-term financial and non-financial objectives. With respect to the Chief Executive Officer (“CEO”), the factors are the same as those utilized by the Committee in its annual determination of his performance. The total of all bonuses granted under the Incentive Plan shall not exceed 1% of the annual net income (as defined in the Incentive Plan) of the Company.

Long-Term Incentives

      The Company’s long-term incentive program currently consists of grants of options to purchase shares of the Company’s common stock, stock appreciation rights, restricted shares, or performance units under the 2001 Long-Term Incentive Plan. The 2001 Long-Term Incentive Plan is designed to attract, retain, and reward key employees of the Company and strengthen the mutuality of interest between key employees and the Share Owners of the Company. Long-term incentives are targeted at the 50th percentile of the peer group. The great majority of long-term incentive opportunity is delivered through stock options.

      The Company believes that option grants under the 2001 Long-Term Incentive Plan meet the requirements for deductible compensation under Section 162(m). The Committee reserves the flexibility to award compensation outside of any plan qualifying under Section 162(m) should circumstances arise under which payment of such additional compensation would be in the best interests of the Company and its Share Owners.

      Pursuant to the 2001 Long-Term Incentive Plan, the Committee approved a program in early 2001 under which senior executives of the Company may receive a portion of their long-term incentives in performance units. This program is intended to focus senior management on critical multi-year operational goals, including cash flow, sales growth and gross margin expansion. The number of units earned would be based on the Company’s cumulative performance over a three-year period compared against one or more key performance measures and would be settled in shares of the Company’s common stock. The Committee approved a second three-year cycle of this program commencing in 2002 and a third cycle commencing in 2003. The Committee feels that the first of these plans has played an important role in the strong cash flow performance the Company has achieved in 2001 and 2002.

Chief Executive Officer Compensation

      For 2002, the Committee determined the salary, bonus, and long-term incentive awards of the CEO substantially in conformance with the policies described above for all other executives of the Company.

      The Committee evaluated the performance of the CEO based on the Company’s achievement of its long-term financial and non-financial objectives. The Committee has determined that the accountabilities for the CEO are business performance, strengthening the organization, and creating the future. The accountability for business performance includes stock price performance, operating profit and earnings per share growth, sales growth, and cash flow. The accountability for strengthening the organization includes developing the strongest possible senior management team, the strongest possible talent in core jobs within the organization, continuous upgrade of talent, and diversity in the workforce. Creating the future includes developing, monitoring, updating, and implementing long-term business strategies.

      In connection with business performance, the Committee considered that Kellogg’s total shareholder return for 2002 was 17%, the highest among large packaged food companies. By contrast, the S&P food index increased 1.8% and the S&P 500 index declined 22.1%. Internal net sales (excluding the impact of acquisitions, divestitures, and currency translation) grew 4%, double the average rate of the Company’s peer group. Operating profit increased 8% on a comparable basis and cash flow, before making a year-end voluntary contribution to the Company’s pension and other post-retirement benefit plans, was $1 billion. On a comparable basis, earnings per share (EPS) grew 12%, which exceeds the Company’s long-term target of high-single-digit EPS growth. In connection with strengthening the organization, the Committee recognized that Mr. Gutierrez has assembled a strong senior management team and that he has taken action to ensure that the development of future leaders within the Company is a top priority. In connection with creating the future, the Committee took special note of the growing success of the Company’s strategies of emphasizing value over volume and managing for cash. The Company’s outstanding cash flow performance in 2002 allowed it to pay down more than $500 million of debt.

      The Committee does not assign relative weights or rankings to the foregoing factors, but instead makes a subjective determination based upon a consideration of all such factors. The Committee believes that Mr. Gutierrez’s total compensation for 2002 appropriately reflects the Company’s performance as measured against all factors described in the preceding two paragraphs.

COMPENSATION COMMITTEE

Claudio X. Gonzalez (Chairman)

Gordon Gund
Ann McLaughlin Korologos
William C. Richardson
John L. Zabriskie

February 20, 2003

Stock Performance Graph

      The following graph compares the yearly change in the Company’s cumulative, five-year total Share Owner return with the Standard and Poor’s 500 Stock Index (the “S&P 500”) and the Standard and Poor’s Packaged Foods Index (the “S&P Foods”). The graph assumes that $100 was invested on December 31, 1997, in each of the Company’s common stock, the S&P 500, and the S&P Foods, and assumes that all dividends were reinvested.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

AMONG KELLOGG COMPANY, THE S&P 500 INDEX
AND THE S&P PACKAGED FOODS INDEX

	Cumulative Total Return

	12/97	12/98	12/99	12/00	12/01	12/02

KELLOGG COMPANY	100.00	70.50	65.40	58.01	68.90	81.13

S&P 500	100.00	128.58	155.64	141.46	124.65	97.10

S&P FOODS	100.00	108.29	85.17	107.84	110.00	113.14

*	$100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 28, 2002.

Copyright ©2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

Proposal 2.

PROPOSAL TO APPROVE ADOPTION OF THE KELLOGG COMPANY 2003
LONG-TERM INCENTIVE PLAN

      On February 21, 2003, the Board of Directors adopted the Kellogg Company 2003 Long-Term Incentive Plan (the “2003 Plan”) subject to approval by the Share Owners at the Annual Meeting.

      The shares reserved for use under Company’s current incentive plan, the 2001 Long Term Incentive Plan are expected to be fully utilized by late 2003 and the Board believes that the 2003 Plan is necessary because it will enable the Company to attract, retain, and motivate employees and officers and to align the interests of those individuals and the Company’s Share Owners. A summary of the basic features of the 2003 Plan is set forth below. The summary is subject to the specific provisions contained in the full text of the 2003 Plan set forth in Appendix B to this Proxy Statement.

Purpose

      The purpose of the 2003 Plan is to further and promote the interests of Kellogg Company and its Share Owners by enabling the Company to attract, retain, and motivate employees and officers, or those who will become employees and officers and to align the interests of those individuals and the Company’s Share Owners. To do this, the 2003 Plan offers performance-based incentive awards and equity-based opportunities providing such employees and officers with a proprietary interest in maximizing the growth, profitability, and overall success of the Company.

Administration

      The 2003 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is currently composed of five non-employee directors of the Company. Each member of the Committee is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). No member of the Committee is eligible to participate in the 2003 Plan. Under the terms of the 2003 Plan, the Committee has the authority to select the participants, make awards in such amounts and form as the Committee shall determine, impose restrictions, terms, and conditions upon such awards as the Committee shall deem appropriate, and correct any technical defects or omissions in the 2003 Plan or any award agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day administration of the 2003 Plan. In addition, the Committee may, in its sole discretion, delegate its authority to one or more senior executive officers of the Company for the purpose of making awards to participants who are not subject to Section 16 of the Exchange Act.

Eligibility

      Employees and officers, or those who will become employees or officers, of the Company and/or its subsidiaries are eligible to receive awards under the 2003 Plan. Awards under the 2003 Plan will be made by the Committee or by a senior executive officer who has been delegated authority to grant awards to participants who are not subject to Section 16 of the Exchange Act. No determination has been made as to awards that may be granted under the 2003 Plan, although it is anticipated that recipients of awards will include the current executive officers of the Company. Currently, the Company and its subsidiaries have approximately 25,700 employees and officers.

Section 162(m)

      Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to its Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer. However, “qualified performance-based compensation” is not subject to the $1,000,000 deduction limit. Awards under the 2003 Plan are designed to qualify as qualified performance-based compensation, by satisfying the following requirements: (i) the performance goals are determined by the Committee consisting solely of outside directors; (ii) the material terms under which the compensation is to be paid, including examples of the performance goals, are approved by a majority of Kellogg Company Share Owners; and (iii) if applicable, the Committee certifies that the applicable performance goals and any other material terms were satisfied before payment of any performance-based compensation is made.

Awards

      All awards are expected to be evidenced by an award agreement between the Company and the individual participant and approved by the Committee. In the discretion of the Committee, an eligible employee may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible employee.

      Types of awards under the 2003 Plan include:

•	Stock Options — The Committee may grant Incentive Stock Options or Non-Qualified Stock Options (collectively referred to as “stock options”). An Incentive Stock Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Code. A Non-Qualified Stock Option is any other stock option granted by the Committee that is not specifically designated as an Incentive Stock Option. The exercise price of stock options shall be determined by the Committee, but in no event shall the exercise price be less than 100% of the fair market value of the Company’s common stock on the grant date. The term of each stock option shall be determined by the Committee; provided, however, that the term of stock options shall not exceed 10 years. Options may be exercised in whole or in part, and the option price may be satisfied in cash or, if permitted by the Committee, by surrendering to the Company (or attesting to the ownership of) previously acquired Kellogg Company common stock owned by the participant for at least six months prior to the date the option is exercised (if acquired in a transaction with the Company) and having a fair market value equal to the option price. Special provisions apply to stock options granted to 10% or greater Share Owners.

The 2003 Plan allows the Committee to grant “reload” options, which are sometimes referred to as Accelerated Ownership Feature (“AOF”) options. A reload, or AOF option, may be granted to the participant if he or she surrenders (or attests to the ownership of) Kellogg Company common stock held for at least six months (if acquired in a transaction with the Company) to pay the exercise price of a stock option and related taxes. The participant is granted a reload option for the number of shares surrendered (or attested to). The expiration date of the reload option is the same as the original option and the exercise price is the fair market value of the Company’s common stock on the grant date.

•	Stock Appreciation Rights — Stock Appreciation Rights (or “SARs”) represent a right to receive a payment, in cash, shares of the Company’s common stock, Restricted Shares (as described below) or a combination thereof, equal to the excess of the fair market value of a specified number of shares of Kellogg Company common stock on the date the SAR is exercised over the fair market value of such shares on the date the SAR was granted. SARs may be exercised in accordance with the terms established by the Committee, but in no event may a participant exercise an SAR prior to six months from the grant date.

•	Restricted Shares and Restricted Share Units — Restricted Shares are shares of Kellogg Company common stock granted to a participant, subject to such restrictions as the Committee deems appropriate, including, (a) restrictions on the sale or transfer of such shares, (b) the requirement that the participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons or for other reasons including the failure to achieve designated performance goals. Each participant who receives a grant of restricted shares will have the right to receive all dividends and vote or execute proxies for such shares. Any stock dividends granted with respect to such restricted shares will be treated as additional restricted shares. Restricted Share Units are similar to Restricted Shares, except no shares of Kellogg Company common stock are actually granted to a participant on the date of the grant. Restricted Share Units may be paid in cash, shares of Kellogg Company common stock, or a combination thereof.

•	Performance Units and Performance Share Units — A Performance Unit is an award of units (with each unit representing such monetary amount as designated by the Committee) granted to a participant, subject to such terms as the Committee deems appropriate, including the requirement that the participant forfeit such units (or a portion thereof) if certain performance criteria are not met. In setting performance criteria, the Committee may use such measures as total share owner return, return on equity, net earnings growth, sales or revenue growth, cash flow, comparisons to peer companies, individual or aggregate participant performance or such other measures of performance as the Committee may deem appropriate. The Committee shall have the authority to adjust the performance criteria, in its sole discretion, as it deems appropriate. A Performance

Share Unit shall have an initial value equal to the fair market value of a share of Kellogg Company common stock as of the date of grant.

Number of Shares

      The maximum number of shares of Kellogg Company common stock for which awards may be granted under the 2003 Plan may not exceed the total of (a) 25 million shares; plus (b) the total number of shares with respect to which no awards have been granted under the 2001 Plan; and (c) the total number of shares as to which awards granted under the 2001 Plan expire or terminate without being fully exercised or used. In addition, (i) no participant may receive awards of stock options or SARs exceeding 2 million shares in any calendar year; (ii) no more than 1 million shares (or the equivalent) may be paid in any calendar year in respect of Performance Units, performance-based Restricted Shares and other awards to any individual participant; and (iii) the aggregate number of Performance Units, performance-based Restricted Shares and other awards (excluding stock options and SARs) may not exceed 5 million shares. The limits on the numbers of shares described in this paragraph and the number of shares subject to any award under the 2003 Plan are subject to proportional adjustment as determined by the Committee, to reflect certain stock changes, such as stock dividends and stock splits.

Change of Control or Other Cash-Out

      If there is a “Change of Control” of the Company (as defined in Section 14 of the 2003 Plan), in order to preserve the participants’ rights the following shall occur: (a) all stock options and SARs become fully vested and exercisable; (b) all restrictions on Restricted Shares shall be deemed lapsed; and (c) the performance criteria for all Performance Units shall be deemed completed (and the value may be determined by the Committee, in its sole discretion). In addition, the Committee shall have the authority to otherwise require that the holder surrender any stock option for cancellation by the Company, with the holder being entitled to receive a cash payment.

U.S. Federal Income Tax Consequences of Stock Options

      The grant of a stock option under the 2003 Plan will not result in U.S. taxable income at the time of grant for the participant or the Company. A participant will recognize taxable income (subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize taxable income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

Matters relating to the 2003 Plan and its Amendment, Suspension and/or Termination

      No Incentive Stock Options may be granted after February 21, 2013. The Board may suspend or terminate the 2003 Plan (or any portion thereof) at any time, and may amend the 2003 Plan at any time and from time to time in such respects as the Board may deem advisable to ensure that any and all awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the participants to benefit from any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company. However, no such amendment, suspension, or termination shall materially adversely affect the rights of any participant and the Board may not make any change that would disqualify the 2003 Plan or any other plan of the Company from the benefits provided under Section 422 of the Code. Finally, except as set forth in Section 13 of the 2003 Plan (pertaining to changes in capitalization and other matters), the Board may not increase the number of shares available for awards or revise the exercise price of any outstanding stock option without Share Owner approval.

Effective Date

      The 2003 Plan is effective on February 21, 2003, the date of its adoption by the Board of Directors, subject to Share Owner approval.

Additional Information

      To become effective, the Kellogg Company 2003 Long-Term Incentive Plan must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting.

      Because the Committee does not intend to issue any awards under the 2003 Plan until 2004, the Committee has made no determinations as to any awards under the 2003 Plan.

      The closing price per share of Kellogg Company common stock as reported on the New York Stock Exchange on March 3, 2003 was $30.01.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE KELLOGG COMPANY 2003 LONG-TERM INCENTIVE PLAN.

Securities Authorized for Issuance Under Equity Compensation Plans

Number of securities
		Weighted-average	remaining available for
	Number of securities to be	exercise price of	future issuance under
	issued upon exercise of	outstanding	equity compensation plans
	outstanding options,	options, warrants	(excluding securities
	warrants and rights as of	and rights as of	reflected in column (a))
	December 27, 2002	December 27, 2002	as of December 27, 2002
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	38,200,000 shares	$33	13,700,000 shares

Equity compensation plans not approved by security holders	113,600 shares	$28	486,400 shares

Total	38,313,600 shares	$33	14,186,400 shares

      Three plans (including one individual compensation arrangement) are included in “Equity compensation plans not approved by security holders”: the Kellogg Share Incentive Plan, which was adopted in 2002 and is available to most U.K. employees of specified Kellogg Company subsidiaries, as well as a somewhat similar plan which is available to employees in the Republic of Ireland; the Kellogg Company Executive Stock Purchase Plan, which was adopted in 2002 and is available to selected senior level employees of the Company; and a non-qualified stock option granted in 2000 to James Jenness, one of the Company’s directors.

      Under the Kellogg Share Incentive Plan, eligible U.K. employees may contribute up to 1500 pounds annually to the Plan through payroll deductions. The trustees of the Plan use those contributions to buy shares at fair market value on the open market, with the Company matching those contributions on a 1:1 basis. Shares must be withdrawn from the Plan when employees cease employment. Under current law, eligible employees generally receive specified income and other tax benefits if those shares are held in the Plan for five years. A somewhat similar plan is also available to employees in the Republic of Ireland. As these Plans are open market plans with no set overall maximum, no amounts for these Plans are included in the above table. However, approximately 82,000 shares were purchased by eligible employees under the Kellogg Share Incentive Plan, the somewhat similar plan in the Republic of Ireland and somewhat similar predecessor plans during 2002, with approximately an additional 82,000 shares being provided as matched shares.

      Under the Kellogg Company Executive Stock Purchase Plan, selected senior level employees may elect to use all or part of their annual bonus, on an after-tax basis, to purchase shares of the Company’s common stock at fair market value (as determined over a thirty-day trading period). No more than 500,000 treasury shares are authorized for use under the Plan.

      James Jenness, a director, was granted a non-qualified stock option in 2000 to purchase 300,000 shares of the Company’s common stock. In connection with this option, which was to vest over three annual installments, he agreed to devote fifty percent of his working time to consulting with the Company, with further vesting to immediately stop if he was no longer willing to devote such amount of time to consulting with the Company or if the Company decided that it no longer wishes to receive such services. During 2001, the Company and Mr. Jenness agreed to terminate the consulting relationship, which immediately terminated the unvested 200,000 shares. This option contains the AOF feature described in footnote (3) of the Summary Compensation Table.

Share Owner Recommendations for Director Nominees

      The Nominating and Governance Committee will consider Share Owner nominations for membership on the Board of Directors. For the 2004 Annual Meeting of Share Owners, nominations may be submitted to the Office of the Secretary, Kellogg Company, One Kellogg Square, Battle Creek, Michigan 49016-3599, which will forward them to the Chairman of the Nominating and Governance Committee. Recommendations must be in writing and must be received by the Company not earlier than the 120th day prior to the 2004 meeting and not later than January 28, 2004. Recommendations must also include certain other requirements specified in the Company’s Bylaws.

Share Owner Proposals for the 2004 Annual Meeting

      Share Owner proposals submitted for inclusion in the Company’s proxy statement for the 2004 Annual Meeting of Share Owners must be received by the Company no later than November 14, 2003. Other Share Owner proposals to be submitted from the floor must be received by the Company not earlier than the 120th day prior to the 2004 meeting and not later than January 28, 2004 and must meet certain other requirements specified in the Company’s Bylaws.

“Householding” of Proxy Materials

      The Securities and Exchange Commission permits companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements (and related documents) with respect to two or more Share Owners sharing the same address by delivering a single proxy statement (and related documents) addressed to those Share Owners. This process, which is commonly referred to as “householding,” potentially means extra convenience for Share Owners and cost savings for companies.

      A number of brokers with accountholders who are Share Owners will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to Share Owners, a single proxy statement (and related documents) will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected Share Owner or Share Owners. Once you have received notice from your broker or the Company that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until the Company or the Company’s transfer agent receives contrary instructions from an affected Share Owner or Share Owners.

      Share Owners who currently receive multiple copies of the proxy statement (and related documents) at their address and would like to request “householding” of their communications should contact their broker or, if a Share Owner is a direct holder of shares of common stock, he or she should submit a written request to Wells Fargo Shareowner Services, the Company’s transfer agent, at 161 North Concord Exchange, South St. Paul, MN 55075; phone number: 877-910-5385. Share Owners who are now “householding” their communications, but who wish to receive separate proxy statements (and related documents) in the future may also notify Wells Fargo Shareowner Services. The Company will promptly deliver, upon written or oral request, a separate copy of the proxy statement (and related documents) at a shared address to which a single copy was delivered.

Independent Public Accountants

      PricewaterhouseCoopers LLP has been selected by the Audit Committee to be the independent auditor for the Company for 2003. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so. The PricewaterhouseCoopers LLP representative is also expected to be available to respond to appropriate questions at the meeting.

Annual Report on Form 10-K; No Incorporation by Reference

      Upon written request, the Company will provide any Share Owner, without charge, a copy of the Company’s Annual Report on Form 10-K for 2002 filed with the SEC, including the financial statements and schedules, but without exhibits. Direct requests to Kellogg Company, P.O. Box CAMB, Battle Creek, Michigan 49016-1986 (phone: (800)961-1413), to Ellen Leithold of the Investor Relations Department at that same address (phone: (269)961-2800) or to investor.relations@kellogg.com. You may also obtain this document and certain other of the

Company’s SEC filings through the Internet at www.sec.gov or under “Investor” at www.kelloggcompany.com, the Kellogg Company website. Copies of the Corporate Governance Guidelines, the Charters of the Audit, Compensation and Nominating and Governance Committees of the Board of Directors and the Code of Conduct for Kellogg Company directors can also be found on the Kellogg Company website.

      Notwithstanding any general language which may be to the contrary in any document filed with the SEC, the information in this proxy statement under the captions “REPORT OF THE AUDIT COMMITTEE, and “REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION (including the Stock Performance Graph)”, shall not be incorporated by reference into any document filed with the SEC.

By Order of the Board of Directors,

Janet Langford Kelly

Executive Vice President — Corporate Development and Administration,
General Counsel and Secretary

March 14, 2003

APPENDIX A

KELLOGG COMPANY

BOARD OF DIRECTORS

AUDIT COMMITTEE

CHARTER

February 21, 2003

Purpose

      The Audit Committee shall assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

      The Audit Committee shall also prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement, to the extent required.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Committee Membership and Function

      The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence, financial literacy and experience requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended, as well as the rules and regulations thereunder, with the Board to affirmatively determine that the members are independent, and disclose that determination, to the extent required.

      At least one member of the Audit Committee shall possess financial expertise sufficient in the judgment of the Board to enable the Committee to perform its designated functions. Audit Committee members shall not simultaneously serve on this Committee and the audit committees of more than two other public companies without receiving the prior approval of the Board of Directors. Members of the Audit Committee may only receive director fees and other benefits permitted under the requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      The Audit Committee will meet as often as it determines appropriate, but would be expected to meet not less frequently than quarterly.

Committee Authority and Responsibilities

      The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall directly report to the Audit Committee.

      The Audit Committee shall, except as indicated below, pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors (and their affiliates), and shall disclose such items in the Company’s SEC filings to the extent required. The Chairman of the Audit Committee is also delegated the authority to pre-approve up to $500,000 of such engagements and services, but shall present such pre-approval at the next full Audit Committee meeting. The Audit Committee shall consult with management but shall not delegate these responsibilities.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors, with the Company to provide appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for purposes of rendering or issuing an audit report and to any advisors retained by the Audit Committee.

      The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee. The Audit Committee shall periodically meet with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

      The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

      The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the disclosures made in Management’s discussion and analysis and the results of the independent auditor’s reviews of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies, and any accounting adjustments that were noted or proposed but were passed (as immaterial or otherwise).

4.	Review and discuss quarterly reports from the independent auditor on (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments (as well as the treatment preferred by the independent auditor) and all material correcting adjustments identified by the independent auditor; (c) other material written communications between the independent auditor and management, such as any management letter (and the Company’s response) or schedule of unadjusted differences; and (d) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the auditor’s activities or on access to requested information.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during the certification process for the SEC Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s relationship with the Independent Auditor

10.	Review and evaluate the lead partner of the independent auditor.

11.	Review annually a written report from the independent auditor describing all relationships between the independent auditor (and its affiliates) and the Company (and its subsidiaries).

12.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

13.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

14.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company, which shall comply with all regulatory requirements.

15.	Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

16.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

17.	Review with the independent auditors, the Company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

Oversight of the Company’s Internal Audit Function

18.	Ensure that the Company maintains an internal audit function.

19.	Review and discuss with management and the independent auditor the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, the budget and qualifications of internal auditors and the coordination of such plans with the independent auditors.

20.	Receive a summary of completed internal audits and audit results, and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan and any other significant reports to management and management’s response.

21.	Review internal audit personnel and succession planning within the Company, including the appointment and replacement of senior and other internal audit personnel.

Compliance Oversight Responsibilities

22.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters.

23.	Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934, as amended, has not been implicated.

24.	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

25.	Review with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

26.	Review with management and advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Global Code of Ethics.

Administrative Matters

      The members of this Committee shall be appointed by the Board of Directors on the recommendation of the Nominating and Governance Committee and may be removed or replaced by the Board. The Chairperson of this Committee shall also be appointed by the Board of Directors on the recommendation of the Nominating and Governance Committee.

      A majority of the members of this Committee shall constitute a quorum for the transaction of business, and the act of the majority of Committee members present at a meeting where a quorum is present shall be the act of this Committee, unless a different vote is required by express provision of law, the Bylaws or the Certificate of Incorporation. Unless otherwise provided by the Bylaws or the Certificate of Incorporation: (i) any action required or permitted to be taken at any meeting of this Committee may be taken without a meeting if all of the members consent thereto (a) in writing or (b) by electronic transmission and such writings or transmissions are filed with the minutes, of this Committee; and (ii) members of this Committee may participate in a meeting by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence at such a meeting.

      This Committee may form and delegate authority to subcommittees or members as provided in this Charter or when otherwise appropriate. Except as expressly provided in this Charter, the Bylaws or the Certificate of Incorporation, this Committee may fix its own rules of procedure.

      This Committee will report to the Board at the next regularly scheduled Board meeting after one or more Committee meetings, will otherwise regularly report to the Board and will annually conduct a performance review of its activities.

APPENDIX B

KELLOGG COMPANY 2003 LONG-TERM INCENTIVE PLAN

      1. Purpose. The purpose of the 2003 Long-Term Incentive Plan (the “Plan”) is to further and promote the interests of Kellogg Company, its Subsidiaries and its share owners by enabling the Company and its Subsidiaries to attract, retain and motivate employees and officers or those who will become employees or officers, and to align the interests of those individuals and the Company’s share owners. To do this, the Plan offers performance-based incentive awards and equity-based opportunities providing such employees and officers with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

      2. Definitions. Unless the context clearly indicates otherwise, for purposes of the Plan, the following terms shall have the following meanings:

2.1 “Award” means an award or grant made to a Participant under Sections 6, 7, 8 and/or 9 of the Plan.

2.2 “Award Agreement” means the agreement executed by a Participant pursuant to Sections 3.2 and 16.7 of the Plan in connection with the granting of an Award.

2.3 “Board” means the Board of Directors of Kellogg Company, as constituted from time to time.

2.4 “Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.5 “Committee” means the committee of the Board designated to administer the Plan, as described in Section 3 of the Plan.

2.6 “Common Stock” means the Common Stock, par value $.25 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

2.7 “Company” means Kellogg Company, a Delaware corporation, or any successor corporation to Kellogg Company.

2.8 “Disability” means disability as defined in the Participant’s then effective employment agreement, or if the Participant is not then a party to an effective employment agreement with the Company which defines disability, “Disability” means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, if any. Subject to the first sentence of this Section 2.8, at any time that the Company does not maintain a long-term disability plan, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a physician selected in good faith by the Company.

2.9 “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.10 “Fair Market Value” means, with respect to any date, the average between the highest and lowest sale prices per share on the New York Stock Exchange — Composite Transactions Tape on such date, provided that if there shall be no sales of shares reported on such date, the Fair Market Value of a share on such date shall be deemed to be equal to the average between the highest and lowest sale prices per share on such Composite Tape for the last preceding date on which sales of shares were reported.

2.11 “Incentive Stock Option” means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.

2.12 “Non-Qualified Stock Option” means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not an Incentive Stock Option.

2.13 “Participant” means any individual who is selected from time to time under Section 5 to receive an Award under the Plan.

2.14 “Performance Units” means the units granted under Section 9 of the Plan and the relevant Award Agreement.

2.15. “Performance Share Units” means units granted under Section 9 of the Plan and the relevant Award Agreement.

2.16 “Plan” means this Kellogg Company 2003 Long-Term Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.17 “Restricted Shares” means an Award of restricted shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement.

2.18 “Restricted Share Units” means an Award granted pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement.

2.19 “Retirement” means the voluntary retirement by the Participant from active employment with the Company and its Subsidiaries on or after the attainment of normal retirement age under Company-sponsored pension or retirement plans, or any other age with the consent of the Board.

2.20 “Stock Appreciation Right” means an Award described in Section 7.2 of the Plan and granted pursuant to the provisions of Section 7 of the Plan.

2.21 “Subsidiary(ies)” means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

      3. Administration.

3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board.

3.2 Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan’s Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to the selection for participation in the Plan and/or the granting of any Awards to Participants who are subject to Section 16 of the Exchange Act. The Committee may, in its sole discretion, delegate its authority to one or more senior executive officers for the purpose of making Awards to Participants who are not subject to Section 16 of the Exchange Act. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

3.3 Liability Limitation. Neither the Board, the Committee, nor any delegatee described in Section 3.2 above, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

      4. Term of Plan/ Common Stock Subject to Plan.

4.1 Term of Incentive Stock Options. Incentive Stock Options may not be granted following the ten-year anniversary of the Board’s adoption of this Plan.

4.2 Common Stock. The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in this Section, Section 4.3 and Section 13.2 of the Plan, shall not exceed the total of (a) 25 million shares; plus (b) the total number of shares of Common Stock with respect to which no Awards have been granted under the Kellogg Company 2001 Long-Term Incentive Plan (the “2001 Plan”) on the Effective Date; plus (c) the total number of shares of Common Stock as to which Awards granted under the 2001 Plan terminate or expire without being fully exercised or used. In addition, in the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan.

4.3 Computation of Available Shares. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan (subject to the remainder of this Section and Section 13.2) the maximum number of shares of Common Stock issued upon exercise or settlement of Awards granted under Sections 6 and 7 of the Plan, the number of shares of Common Stock issued under grants of Restricted Shares pursuant to Section 8 of the Plan and the maximum number of shares of Common Stock issued under grants or payments of Performance Units pursuant to Section 9 of the Plan, in each case determined as of the date on which such Awards are granted, or issued, as applicable. If any Awards expire unexercised or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards. In addition, any shares of Common Stock exchanged or otherwise used by a Participant as full or partial payment for an Award (including any shares withheld or deducted for tax withholding purposes), shall be added to the shares available for Awards under the Plan.

5. Eligibility. Individuals eligible for Awards under the Plan shall consist of employees and officers, or those who will become employees or officers, of the Company and/or its Subsidiaries whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company or any Subsidiary.

      6. Stock Options.

6.1 Terms and Conditions. Stock options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive Stock Options or Non-Qualified Stock Options (sometimes referred to collectively herein as the “Stock Option(s))”. Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

6.2 Grant. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve. Stock Options may be granted alone or in addition to other Awards under the Plan or in tandem with Stock Appreciation Rights. Special provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any Subsidiary of the Company, within the meaning of Sections 424(e) and (f) of the Code (a “10% Share Owner”).

6.3 Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee, including, without limitation, a determination based on a formula determined by the Committee; provided, however, that the exercise price of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the grant date of such a Stock Option; provided, further, however, that, in the case of a 10% Share Owner, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the grant date.

6.4 Term. The term of each Stock Option shall be such period of time as is fixed by the Committee; provided, however, that the term of any Stock Option shall not exceed ten (10) years (five (5) years, in the case of a 10% Share Owner receiving an Incentive Stock Option) after the date immediately preceding the date on which the Stock Option is granted.

6.5 Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company, or the Secretary’s designee, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, by certified check, bank draft, electronic transfer, or money order payable to the order of the Company, if permitted by the Committee in its sole discretion, by surrendering (or attesting to the ownership of) shares of Common Stock already owned by the Participant for at least six (6) months (if acquired in a transaction with the Company), or, if permitted by the Committee (in its sole discretion) and applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, some other form of payment acceptable to the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again. The shares issued to an optionee for the portion of any Stock Option exercised by attesting to the ownership of shares shall not exceed the number of shares issuable as a result of such exercise (determined as though payment in full therefor were being made in cash) less the number of shares for which attestation of ownership is submitted. The value of owned shares submitted (directly or by attestation) in full or partial payment for the shares purchased upon exercise of a Stock Option shall be equal to the aggregate Fair Market Value of such owned shares on the date of the exercise of such Stock Option.

6.6 Exercisability. Any Stock Option granted under the Plan shall become exercisable on such date or dates as determined by the Committee (in its sole discretion) at any time and from time to time in respect of such Stock Option and set forth in the Award Agreement. Notwithstanding anything to the contrary contained in this Section 6.6, such Stock Option shall become one hundred percent (100%) exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option upon the death, Disability or Retirement of the Participant.

6.7 Tandem Grants. If Non-Qualified Stock Options and Stock Appreciation Rights are granted in tandem, as designated in the relevant Award Agreements, the right of a Participant to exercise any such tandem Stock Option shall terminate to the extent that the shares of Common Stock subject to such Stock Option are used to calculate amounts or shares receivable upon the exercise of the related tandem Stock Appreciation Right.

6.8 Reload Provision. The Committee may provide in any Award Agreement that if the optionee exercises a Stock Option using shares (either actually or by attestation) held for at least six (6) months (if acquired in a transaction with the Company) and/or elects to have shares withheld to satisfy the Company’s withholding obligations, the optionee will then receive a new option covering the number of shares used to exercise and/or satisfy withholding obligations. Such option will have a per share exercise price equal to the then Fair Market Value of the shares, and will be subject to such terms and conditions as the Committee, in its sole discretion, may determine. Nothing in this Section 6.8 will restrict the Committee’s ability to fix or limit in an Award Agreement the maximum number of shares available under any new option granted pursuant to an Award Agreement.

      7. Stock Appreciation Rights.

7.1 Terms and Conditions. The grant of Stock Appreciation Rights under the Plan shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

7.2 Stock Appreciation Rights. A Stock Appreciation Right is an Award granted with respect to a specified number of shares of Common Stock entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the grant date of the Stock Appreciation Right, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

7.3 Grant. A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of a Non-Qualified Stock Option.

7.4 Date of Exercisability. In respect of any Stock Appreciation Right granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Stock Appreciation Right, or (b) provided in the Award Agreement, a Stock Appreciation Right may be exercised by a Participant, in accordance with and subject to all of the procedures established by the Committee, in whole or in part at any time and from time to time during its specified term. Notwithstanding the preceding sentence, in no event shall a Stock Appreciation Right be exercisable prior to the date which is six (6) months after the date on which the Stock Appreciation Right was granted or prior to the exercisability of any Non-Qualified Stock Option with which it is granted in tandem. The Committee may also provide, as set forth in the relevant Award Agreement and without limitation, that some Stock Appreciation Rights shall be automatically exercised and settled on one or more fixed dates specified therein by the Committee.

7.5 Form of Payment. Upon exercise of a Stock Appreciation Right, payment may be made in cash, in Restricted Shares or in shares of unrestricted Common Stock, or in any combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.

7.6 Tandem Grant. The right of a Participant to exercise a tandem Stock Appreciation Right shall terminate to the extent such Participant exercises the Non-Qualified Stock Option to which such Stock Appreciation Right is related.

      8. Restricted Shares and Restricted Share Units.

8.1 Terms and Conditions. Grants of Restricted Shares and Restricted Share Units shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Restricted Shares and Restricted Share Units may be granted alone or in addition to any other Awards under the Plan. Restricted Share Units shall be similar to Restricted Shares, except that no shares will be actually granted on the date of the Award. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares and Restricted Share Units to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share or Restricted Share Units grant made to any Participant. With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Kellogg Company 2003 Long-Term Incentive Plan and an Award Agreement entered into between the registered owner hereof and Kellogg Company. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Kellogg Company, One Kellogg Square, Battle Creek, MI 49016. Kellogg Company will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Kellogg Company reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied.”

Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

8.2 Restricted Share Grants. A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals). A grant of Restricted Share Units shall contain similar restrictions, terms and conditions, to the extent appropriate.

8.3 Restriction Period. In accordance with Sections 8.1 and 8.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares and Restricted Share Units shall only become unrestricted and vested in the Participant in accordance with such vesting schedule relating to such Restricted Shares and Restricted Share Units, if any, as the Committee may establish in the relevant Award Agreement (the “Restriction Period”). During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in Section 8.4 of the Plan. Restricted Share Units may be paid in cash, shares of Common Stock or any combination thereof, as determined by the Committee.

8.4 Payment of Restricted Share Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares and Restricted Share Units, a new or additional certificate, without the legend set forth in Section 8.1 of the Plan, for the number of shares of Common Stock which are no longer subject (or deemed subject) to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

8.5 Share Owner Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares (but not under Restricted Share Units), all of the rights of a share owner of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares or unvested Restricted Share Units (if the Committee determines, in its discretion, to award dividend equivalents on Restricted Share Units) shall be treated as additional Restricted Shares or Restricted Share Units and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares or unvested Restricted Share Units in respect of which such stock dividends are issued.

      9. Performance Units and Performance Share Units.

9.1 Terms and Conditions. Performance Units and Performance Share Units shall be subject to the terms and conditions set forth in this Section 9 and any additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

9.2 Performance Unit Grants. A Performance Unit is an Award of units (with each unit representing such monetary amount or value as is designated by the Committee in the Award Agreement) granted to a Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria or other conditions are not met within a designated period of time. A Performance Share Unit shall have an initial value equal to the Fair Market Value of a share of Common Stock as of the date of grant.

9.3 Grants. Performance Units and Performance Share Units may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Units and Performance Share Units to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Units and Performance Share Units granted to any Participant.

9.4 Performance Goals and Performance Periods. Participants receiving a grant of Performance Units and Performance Share Units shall only earn into and be entitled to payment in respect of such Awards if the Company and/or the Participant achieves certain performance goals (the “Performance Goals”) during and in respect of a designated performance period (the “Performance Period”). The Performance Goals and the Performance Period shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee shall also establish a schedule or schedules for Performance Units and Performance Share Units setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. In setting Performance Goals, the Committee may use, but shall not be limited to, such measures as total share owner return, return on equity, net earnings growth, sales or revenue growth, cash flow, comparisons to peer companies, individual or aggregate Participant performance or such other measure or measures of performance as the Committee, in its sole discretion, may deem appropriate. Such performance measures shall be defined as to their respective components and meaning by the Committee (in its sole discretion). During any Performance Period, the Committee shall have the authority to adjust the Performance Goals and/or the Performance Period in such manner as the Committee, in its sole discretion, deems appropriate at any time and from time to time. At the discretion of the Committee, Participants holding Performance Share Units may be entitled to receive dividend equivalents with respect to the dividends declared, subject to any restrictions determined by the Committee.

9.5 Payment of Units. With respect to each Performance Unit and Performance Share Unit, the Participant shall, if the applicable Performance Goals have been achieved, or partially achieved, as determined by the Committee in its sole discretion, by the Company and/or the Participant during the relevant Performance Period, be entitled to receive payment in an amount equal to the designated value of each Performance Unit and Performance Share Unit times the number of such units so earned. Payment in settlement of earned Performance Units and Performance Share Unit shall be made as soon as practicable following the conclusion of the respective Performance Period in cash, in unrestricted Common Stock, or in Restricted Shares, or in cash, or in any combination thereof, as the Committee in its sole discretion, shall determine and provide in the relevant Award Agreement.

      10. Deferral Elections/ Tax Reimbursements/ Other Provisions.

10.1 Deferrals. The Committee may permit or require a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Common Stock or other item that would otherwise be due to such Participant by virtue of the exercise, earn out or settlement of any Award made under the Plan. If any such election is permitted or required, the Committee shall establish rules and procedures for such deferrals. The Committee may also provide in the relevant Award Agreement for a tax reimbursement cash payment to be made by the Company in favor of any Participant in connection with the tax consequences resulting from the grant, exercise, settlement, or earn out of any Award made under the Plan.

10.2 Performance-Based Awards. Performance Units, Restricted Shares, and other Awards subject to performance criteria that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code shall be paid solely on account of the attainment of one or more pre-established, objective performance goals within the meaning of Section 162(m) and the regulations thereunder. Until otherwise determined by the Committee, the performance goals shall be the attainment of pre-established levels of (or pre-established changes or improvements in) any of net sales, net income, market price per share, earnings per share, return on equity, return on capital employed, return on invested capital, cash flow, discounted cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, unit sales volume, economic value added, costs, production, unit production volume, improvements in financial ratings, regulatory compliance, achievement of balance sheet or income statement objectives, market or category share, total return to share owners (including both the market value of the Company’s stock and dividends thereon) and the extent to which strategic and business goals are met. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. For purposes of the Plan, “Covered Employee” has the same meaning as set forth in Section 162(m) of the Code.

10.3 Maximum Yearly Awards. The maximum annual Common Stock amounts in this Section 10.3 are subject to adjustment under Section 13.2 and are subject to the Plan maximum under Sections 4.2 and 4.3.

10.3.1 Performance-Based Awards. The maximum amount payable in respect of Performance Units, performance-based Restricted Shares and other Awards in any calendar year may not exceed 1,000,000 shares of Common Stock (or the then equivalent Fair Market Value thereof) in the case of any individual Participant. Further, the aggregate number of Performance Units, performance-based Restricted Shares and other Awards (excluding Awards granted under Section 6 and Section 7) granted to Participants under this Plan shall not exceed 5,000,000 shares of Common Stock.

10.3.2 Stock Options and SARs. Each individual Participant may not receive in any calendar year Awards of Options or Stock Appreciation Rights exceeding 2,000,000 underlying shares of Common Stock.

      11. Dividend Equivalents. In addition to the provisions of Section 8.5 of the Plan, Awards of Stock Options, and/or Stock Appreciation Rights, may, in the sole discretion of the Committee and if provided for in the relevant Award Agreement, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant shall be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of such dividend equivalents, including, without limitation, the amount, the timing, form of payment and payment contingencies and/or restrictions of such dividend equivalents, as it deems appropriate or necessary.

      12. Non-transferability of Awards. Unless otherwise provided in the Award Agreement, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant’s debts, judgments, alimony, or separate maintenance. Unless otherwise provided in the Award Agreement, during the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by the Participant.

      13. Changes in Capitalization and Other Matters.

13.1 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the share owners of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, share owners or agents of the Company or any Subsidiary, as a result of any such action.

13.2 Recapitalization Adjustments. If the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, Change of Control or exchange of Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board may, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the maximum limitation upon Options, Performance Units and performance-based Restricted Shares that may be granted to any individual participant, (iii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iv) the exercise price with respect to any Stock Option, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

13.3 Mergers. If the Company enters into or is involved in any merger, reorganization, Change of Control or other business combination with any person or entity (a “Merger Event”), the Board may, prior to such Merger Event and effective upon such Merger Event, take such action as it deems appropriate, including, but not limited to, replacing such Stock Options with substitute stock options and/or stock appreciation rights in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Stock Options or Stock Appreciation Rights granted hereunder as of the date of the consummation of the Merger Event. Notwithstanding anything to the contrary in the Plan, if any Merger Event or Change of Control occurs, the Company shall have the right, but not the obligation, to cancel each Participant’s Stock Options and/or Stock Appreciation Rights and to pay to each affected Participant in connection with the cancellation of such Participant’s Stock Options and/or Stock Appreciation Rights, an amount equal to the excess of the Fair Market Value, as determined by the Board, of the Common Stock underlying any unexercised Stock Options or Stock Appreciation Rights (whether then exercisable or not) over the aggregate exercise price of such unexercised Stock Options and/or Stock Appreciation Rights.

Upon receipt by any affected Participant of any such substitute stock options, stock appreciation rights (or payment) as a result of any such Merger Event, such Participant’s affected Stock Options and/or Stock Appreciation Rights for which such substitute options and/or stock appreciation rights (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant.

      14.  Change of Control Provisions.

14.1 Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(i)	Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested;

(ii)	The restrictions and deferral limitations applicable to any Restricted Shares shall lapse, and such Restricted Shares shall become free of all restrictions and become fully vested and transferable;

(iii)	All Performance Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash (with the value being determined by the Committee, in its sole discretion) as promptly as is practicable; and

(iv)	The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.

14.2 Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i)	An acquisition after the date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company or approved by the Incumbent Board (as defined below), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities, or (5) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 14.2; or

(ii)	A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company’s share owners, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)	Consummation of a reorganization, merger or consolidation (or similar transaction), a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity (“Corporate Transaction”); in each case, unless immediately following such Corporate Transaction (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)	The approval by the share owners of the Company of a complete liquidation or dissolution of the Company.

14.3 Change in Control or Other Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Exercise Period”), if the Committee shall determine at the time of grant or thereafter, a Participant shall have the right, whether or not the Option is fully exercisable in lieu of the payment of the option price for the shares of Common Stock being purchased under the Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive cash, within 30 days of such election, in an amount equal to the amount by which the Change in Control Price (as defined below) per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Option (the “Spread”) multiplied by the number of shares of Common Stock granted under the Option as to which the right granted under this Section 14.3 shall have been exercised. In addition, the Committee shall also have the authority to otherwise require that any option be surrendered by the holder thereof for cancellation by the Company, with the holder to receive a cash payment equal to the Spread.

14.4 Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed during the 60-day period prior to and including the date of a Change in Control, or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

      15. Amendment, Suspension, and Termination.

15.1 In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to ensure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall (a) subject to Section 16.6, materially adversely affect the rights of any Participant under any outstanding Stock Options, Stock Appreciation Rights, Performance Units, or Restricted Share grants, without the consent of such Participant, (b) make any change that would disqualify the Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from the benefits provided under Section 422 of the Code, or any successor provisions thereto, or (c) except as contemplated by Section 13, revise the exercise price of any outstanding Stock Option or increase the number of shares available for Awards pursuant to Section 4.2 without share owner approval. In addition, the Company will obtain share owner approval of any modification of the Plan or Awards to the extent required by applicable laws or regulations or the regulations of any stock exchange upon which the Common Stock is then listed.

15.2 Award Agreement Modifications. Subject to Section 15.1, the Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Stock Options, Stock Appreciation Rights, Performance Units, or Restricted Share grants, in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Stock Options, Stock Appreciation Rights, Performance Units, and/or Restricted Share grants, including, without limitation, changing or accelerating (a) the date or dates as of which such Stock Options or Stock Appreciation Rights shall become exercisable, (b) the date or dates as of which such Restricted Share grants shall become vested, or (c) the performance period or goals in respect of any Performance Units. Subject to Section 16.6, no such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant.

      16. Miscellaneous.

16.1 Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option or Stock Appreciation Right, or the delivery, transfer or vesting of any Common Stock or Restricted Shares, any domestic or foreign federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. Shares of Common Stock may be used to satisfy any such tax withholding. Such Common Stock shall be valued based on the market value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

16.2 No Right to Employment. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

16.3 Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such Award Agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

16.4 Payments to a Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Plan.

16.5 Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

16.6 Listing, Registration and Other Legal Compliance. No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable laws. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. In addition, the Company or Committee may, at the time of grant or thereafter, impose additional or different conditions or take other actions with respect to Awards made to Participants in countries outside of the United States of America, to the extent required or made advisable by applicable laws and regulations.

16.7 Award Agreements. Each Participant receiving an Award under the Plan may enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall then agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan. An Award Agreement may provide that, notwithstanding any other provision in this Plan to the contrary, if the Participant breaches provisions in the Award Agreement during or after the Participant’s employment, then the Participant will forfeit and/or repay all Awards (whether unvested or vested) and profits realized on the exercise of Stock Options.

16.8 Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Stock Option or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

16.9 Leaves of Absence/ Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

16.10 Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

16.11 Effective Date. The Plan shall be effective upon its approval by the Board and adoption by the Company, subject to the approval of the Plan by the Company’s share owners in accordance with Sections 162(m) and 422 of the Code.

      As adopted by the Board on February 21, 2003.

KELLOGG COMPANY
One Kellogg Square
Battle Creek, MI 49016-3599

KELLOGG COMPANY, BATTLE CREEK, MICHIGAN 49016-3599

recycled

KELLOGG COMPANY
PROXY SERVICES
P.O. BOX 9139
FARMINGDALE, NY 11735

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. Eastern Daylight Time, on April 24, 2003. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET — www.proxyvote.com
Use the internet to transmit your voting instructions anytime before 11:59 p.m. Eastern Daylight Time, on April 24, 2003. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY MAIL —
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Kellogg Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Kellogg Company Board of Directors recommends a vote FOR the following proposal. If you sign and return this card without marking, this proxy card will be treated as being FOR the following proposal.

1.	ELECTION OF DIRECTORS (terms expiring in 2006) Nominees: 01) John T. Dillon, 02) James M. Jeness, 03) L. Daniel Jorndt, 04) William D. Perez	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

		For	Against	Abstain

The Board of Directors recommends a vote FOR the following proposal. If you sign and return this card without marking, this proxy card will be treated as being FOR such proposals.

2.	Kellogg Company 2003 Long-Term Incentive Plan	☐	☐	☐

NOTE: Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full name as such.

Signature (PLEASE SIGN WITHIN BOX)	Date

Signature (Joint Owners)	Date

KELLOGG COMPANY

ADMISSION TICKET

You are cordially invited to attend the Annual Meeting of Share Owners of Kellogg Company to be held on Friday, April 25, 2003 at 1:00 p.m. at the W. K. Kellogg Auditorium, 60 West Van Buren Street, Battle Creek, Michigan.

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the share owner(s) listed on the reverse side and is not transferable. If your shares are held in the name of a broker, trust, bank or other nominee, you should bring a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

KELLOGG COMPANY
PROXY FOR ANNUAL MEETING OF SHARE OWNERS APRIL 25, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned appoints C. M. Gutierrez, and W. C. Richardson, or each one of them as shall be in attendance at the meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Share Owners of Kellogg Company to be held on April 25, 2003 and at any adjournments of the meeting, and to vote as specified on this Proxy the number of shares of common stock of Kellogg Company as the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business as may properly come before the meeting.

IMPORTANT — This Proxy is continued and must be signed and dated on the reverse side.